Exhibit 99.1

CyrusOne Inc. Announces Public Offering of Euro Denominated Senior Notes

DALLAS-January 15, 2020-CyrusOne Inc. (NASDAQ: CONE) (the “Company”) announced today that its operating partnership, CyrusOne LP (the “Operating Partnership”), and a wholly owned subsidiary of the Operating Partnership, CyrusOne Finance Corp. (together with the Operating Partnership, the “Issuers”), intend to offer Euro denominated senior notes due 2027 (the “Notes”) in a registered public offering, subject to market and other conditions. The Notes will be guaranteed by the Company.

Barclays Bank PLC, Merrill Lynch International and Deutsche Bank AG, London Branch are acting as lead joint book-running managers for the offering.

The Issuers intend to use the net proceeds from this offering to settle certain currency swaps, repay some Euro denominated revolver borrowings and for general corporate purposes, including financing some of the Company’s development activities in Europe.

This news release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is being made under an automatic shelf registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “SEC”) and only by means of a prospectus supplement and accompanying prospectus. An investor may obtain free copies of the preliminary prospectus supplement and accompanying prospectus related to the offering by visiting EDGAR on the SEC website, www.sec.gov, or by contacting: Barclays Bank PLC, 5 The North Colonnade, Canary Wharf, London E14 4BB, United Kingdom, Attn: Debt Syndicate, Telephone: +1 (888)-603-5847; Merrill Lynch International, 2 King Edward Street, London EC1A 1HQ, United Kingdom, Attn: Prospectus Department, Telephone: +1-800-294-1322; Deutsche Bank AG, London Branch, Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom, Attn: Prospectus Department, Telephone: +1-800-503-4611.

Safe Harbor Note

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. All statements, other than statements of historical facts, are statements that could be deemed forward- looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which the Company operates and the beliefs and assumptions of the Company’s management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of the Company’s future financial performance, the Company’s anticipated growth and trends in the Company’s businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause the Company’s actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents the Company files with the SEC. More information on potential risks and uncertainties is available in the Company’s recent filings with the SEC, including the Company’s Form 10-K report, Form 10-Q reports, and Form 8-K reports. The Company disclaims any obligation other than as required by law to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors or for new information, data or methods, future events or other changes.

About CyrusOne

CyrusOne (NASDAQ: CONE) is a high-growth real estate investment trust (REIT) specializing in highly reliable enterprise-class, carrier-neutral data center properties. CyrusOne provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for approximately 1,000 customers, including more than 200 Fortune 1000 companies.

With a track record of meeting and surpassing the aggressive speed-to-market demands of hyperscale cloud providers, as well as the expanding IT infrastructure requirements of the enterprise, CyrusOne provides the flexibility, reliability, security, and connectivity that foster business growth. CyrusOne offers a tailored, customer service-focused platform and is committed to full transparency in communication, management, and service delivery throughout its nearly 50 data centers worldwide.

Investor Relations

Michael Schafer

Vice President, Capital Markets & Investor Relations

972-350-0060

investorrelations@cyrusone.com

***

This announcement is directed only at persons (i) outside the United Kingdom; (ii) that have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (iii) falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order (all such persons together being referred to as “relevant persons”). This announcement must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this announcement relates is available only to relevant persons and will be engaged in only with relevant persons.

MiFID II professionals/ECPs only/No PRIIPs KID – Manufacturer target market (MIFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document has been prepared as not available to retail in EEA.